SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 30, 2009
Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One TSYS Way, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders held on April 29, 2009, the shareholders of Total System Services, Inc. (“TSYS”) approved an amendment to Article VIII, Section 1, of TSYS’ Articles of Incorporation to declassify the Board of Directors by phasing out the present three-year staggered terms of directors. The Board of Directors has also adopted a corresponding change to Article III, Section 2, of TSYS’ bylaws. Beginning with the 2010 annual meeting, directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. Beginning with the 2012 annual meeting, the entire Board will be elected annually.

The amendment to the Articles of Incorporation was effective upon the filing of Articles of Amendment with the Secretary of State of Georgia on April 30, 2009. The amendment to the bylaws was also effective on April 30, 2009. The full text of TSYS’ Articles of Incorporation, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The full text of TSYS’ bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	3.1	Articles of Incorporation, as amended

	3.2	Bylaws, as amended

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“Registrant”)
Dated: April 30, 2009	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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